TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE
                  ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY


CIRCUIT CITY STORES, INC. --                   CIRCUIT CITY STORES, INC. --
CIRCUIT CITY GROUP                             CIRCUIT CITY GROUP
COMMON STOCK                                   COMMON STOCK

INCORPORATED UNDER THE LAWS                    SEE REVERSE FOR CERTAIN
            OF THE                                     DEFINITIONS
COMMONWEALTH OF VIRGINIA

THIS CERTIFICATE IS TRANSFERABLE               CUSIP ______________
  IN MINNEAPOLIS, MINNESOTA
    OR NEW YORK, NEW YORK

                           CIRCUIT CITY STORES, INC.


THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CIRCUIT CITY STORES, INC. -- CIRCUIT CITY GROUP COMMON STOCK, PAR VALUE $.50 PER SHARE, OF

CIRCUIT CITY STORES, INC., transferable upon the books of the Corporation by the holder hereof or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Amended and Restated Articles of Incorporation and amendments thereto of the Corporation, to all of which the holder by the acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
NORWEST BANK MINNESOTA, N.A.
Transfer Agent and Registrar
By

Authorized Signature

Michael J. Chalifoux                                 Richard L. Sharp
    Secretary                                        Chairman, President and
    [SEAL]                                           Chief Executive Officer




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



                           CIRCUIT CITY STORES, INC.

         A full statement of the designations, relative rights, preferences and limitations applicable to each class of stock that the Corporation is authorized to issue and the variations in rights, preferences and limitations determined for the shares of each series of Common Stock and Preferred Stock that the Corporation is authorized to issue so far as the same have been fixed and determined (and the authority of the board of directors to determine variations in the rights, preferences and limitations of subsequent series) will be furnished to the holder hereof without charge upon request in writing to the Secretary of the Corporation or to the Transfer Agent named on the face hereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common     UNIF GIFT MIN ACT - Custodian.........
TEN ENT--as tenants by the entireties                 (Cust)         (Minor)
         with right of survivorship                   under Uniform Gifts to Minors
JT TEN --as joint tenants with right of               Act...........
         survivorship and not as tenants              (State)
         in common

    Additional abbreviations may also be used though not in the above list.

  For value received________hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, including zip code, of assignee)

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_____________________________________________________________________   shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint
____________________________________________________________________Attorney
to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.
Dated______________________

                  -----------------------------------------------------------
          NOTICE: THIS SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

         Signature(s) Guaranteed:  ___________________________________________
                                   THIS SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                   STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                   AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                   APPROVED SIGNATURE GUARANTEE MEDALLION
                                   PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The holder of this Certificate is also entitled to certain Rights as set forth in an Amended and Restated Rights Agreement dated as of January ____, 1997, as amended (the "Rights Agreement"), between Circuit City Stores, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Circuit City Stores, Inc. One or more certificates evidencing such Rights have been delivered to and registered in the name of the Rights Agent. Circuit City Stores, Inc. will mail to the holder of this Certificate a copy of the Rights Agreement

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


without charge after receipt of a written request therefor. The Rights may not be transferred, directly or indirectly, to any Person who is or as a result of the transfer of any Common Stock related to the Rights becomes, directly or indirectly, an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement). Any such purported transfer of any Right shall be without effect, and the holder of such Right prior to the purported transfer shall continue to have all rights with respect to such Right, whether under any provision of the Rights Agreement or otherwise.



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